                                                                     EXHIBIT 4.1

                         OPTION TO PURCHASE COMMON STOCK
                                       OF
                         COMMONWEALTH ENERGY CORPORATION

      This is to certify that, for good and valuable consideration Mike Edds (the "Holder"), is entitled to purchase, subject to the provisions of this Option, from Commonwealth Energy Corporation, a California corporation (the "Company"), during the time of the option period on or before December 31, 2002 (the "Exercise Period"), 2,500 shares of the Company's Common Stock (the "Common Stock"), at a cash price of $.01 per share. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Option Shares" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time, is hereinafter referred to as the "Exercise Price."

      1. Exercise of Option. Subject to the provisions of Section 6 hereof, this Option may be exercised in whole or in part at any time or from time to time, in minimum increments of one thousand shares, during the Exercise Period by presentation and surrender of this Option to the Company at its principal office, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of shares specified in such form. If this Option should be exercised in part only, the Company shall, upon surrender of this Option for cancellation, execute and deliver a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Option and payment of the Exercise Price at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed, or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Following proper exercise of this Option, a certificate for the shares purchased, registered in the name of the person entitled to receive such shares, shall be promptly delivered to such person. The Option Fee paid by the Holder to the Company shall be credited toward the Exercise Price of the Option.

      2. Reservation of Shares. The Company hereby agrees that all times there shall be reserved for issuance and/or delivery upon exercise of this option such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of this Option. All shares issued upon proper exercise of this Option shall be validly issued, fully paid and nonassessable.

      3. Fractional Shares. No fractional shares shall be issued upon the exercise of this Option.


      4. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Option and are not enforceable against the Company except to the extent set forth herein.

      5. Notices of Option Holder. So long as this Option shall be outstanding, if the Company shall pay any dividend or make any distribution upon the Common Stock, or if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidated or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case the Company shall cause to be mailed by certified mail to the Holder at least fifteen (15) days prior to the date specified in (a) or (b) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which

            (a) a record date is to be taken for the purpose of such dividend distribution or rights, or

            (b) such reclassification, reorganization, consolidation, merger, convenience, lease, dissolution, liquidation or winding up is to take place and the date, if any, to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

      6. Restrictions on Transfers and Compliance with Securities Laws.

            (a) Transfer Restrictions. The Holder shall not be entitled to transfer this Option without the prior written consent of the Company, except to the Holder's lineal descendants or to a corporation wholly-owned by the Holder. Further, this option and the Option Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities law. The Holder, by acceptance of this Option, agrees that, absent an effective registration statement under that Act covering the transfer of this Option or the Option Shares, it will not sell, pledge or otherwise transfer any or all of this Option to the Option Shares without first providing the Company with an opinion of counsel or other evidence reasonably satisfactory to the Company to the effect that such sale or transfer will be exempt from the registration and prospectus delivery requirements of the Securities Act.

            (b) Exercise Requirements. The Company shall not be required to register the Option Shares under the Securities Act and, in connection with the Holder's exercise of this Option, the Company shall be entitled to utilize applicable private placement exemptions from the registration requirements under state and federal securities laws. At the time of such exercise, the Company may require reasonable representations from the Holder appropriate to satisfy the requirements of such private placement exemptions.

            (c) Representation by Holder. The Holder represents that this Option has been acquired for his own account and not with a view to or for sale in connection with any distribution of the Option or the Option Shares.

      7. Notices. Any notice or other communication which is given to a party under this Option shall be in writing and shall be deemed given, in the case of an individual party, when personally delivered to that party, or when delivered, addressed to that party, at the following address:

                  If to the Company:        COMMONWEALTH ENERGY CORPORATION
                                            Attention:  Fred Bloom, President
                                            15941 Redhill Ave., Suite 201
                                            Tustin, CA 92780

                  With a copy to:
                                            ------------------------------------

                  If to the Holder:
                                            ----------------------

                                            ----------------------

                                            ----------------------

                                            ----------------------

      Either party may, by giving notice to the other party as provided in this paragraph, change the address to which or the person to whose attention notices to that party shall be given.

      8. Amendment or Modification of Option. This Option may be modified, altered or amended only by a writing signed by both the registered Holder and the Company.

      9. California Law. This Option shall be governed by and construed in accordance with the laws of the state of California.

      10. Successors and Assigns. Subject to the restrictions on transfer set forth in Section 6, this agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.

      11. Attorneys' Fees. In any action or proceeding to enforce or relating to rights or obligations under this Option, the prevailing party shall be entitled to recover its reasonable attorneys' fees in addition to its costs and other available remedies.

Date Issued:  2/16/98              THE COMPANY:

                                                 /S/ FRED BLOOM
                                       -----------------------------------------
                                       COMMONWEALTH ENERGY CORPORATION,
                                       a California corporation
                                       By: Fred Bloom, President


                                       THE HOLDER:
                                       -----------------------------------------

                                      SCHEDULE TO EXHIBIT 4.1

      One hundred twenty-one other Options to Purchase Common Stock of Commonwealth Energy Corporation were executed, each substantially identical to
Exhibit 4.1 except that the Option Holders, the exercise price, the number of option shares and the grant date of the other Options were as follows:

                NAME OF OPTIONEE              DATE OF OPTION     NUMBER OF OPTIONS    EXERCISE PRICE
                                                  GRANT
George Lanning                                   11/07/97               10,000             $0.01
Dennis Whitney                                   12/02/97               25,000             $0.01
Charles Montoya                                  12/02/97               25,000             $0.01
Daniel Muro                                      12/15/97                  290             $0.05
Clayton Vickers                                  02/10/98                2,000             $0.01
Jeff Bailey                                      03/26/98               10,000             $0.05
Lou Weiss                                        03/26/98               85,000             $0.01
Susan Victoria Cohen                             04/20/98               25,000             $0.01
Robert Clark                                     06/03/98                5,000             $0.01
Louise Cook                                      06/08/98                2,000             $0.01
Angela Grieco                                    06/16/98                5,000             $0.05
Anthony D'Aquila                                 08/03/98                5,000             $0.01
Jenny McDonald                                   09/20/98                5,000             $0.05
George Lanning                                   09/25/98               10,000             $0.01
David Lukes                                      10/07/98               25,000             $0.01
David Lukes                                      10/07/98              100,000             $1.00
David Lukes                                      10/07/98               25,000             $0.01
Bill Kirby                                       12/07/98              225,000             $0.01
Bill Kirby                                       12/07/98                4,000             $0.05
Susan Cohen                                      12/07/98               25,000             $0.01
Donnie Price                                     12/07/98               70,000             $0.01
Jeff Bailey                                      12/07/98               60,000             $0.01
David Payne                                      12/07/98                4,000             $0.05
Robert Stombaugh                                 12/07/98                1,000             $0.05
Jesse Marez                                      12/07/98              100,000             $0.01
Randy Munroe                                     12/07/98               12,500             $0.05
Roger Bailey                                     12/07/98                3,500             $0.05
Stanley Hanson                                   12/07/98                7,500             $0.05
David Reed                                       12/07/98               20,000             $0.05
Barry Gray                                       12/07/98               52,000             $0.05
David James                                      12/07/98              291,000             $0.05
Holly Kellogg                                    12/07/98               75,000             $0.05
Ingrid England                                   12/07/98                2,500             $0.05
Jay Kamdar                                       12/07/98               15,000             $0.05
Joel Mendez                                      12/07/98               70,000             $0.05
John Julian                                      12/07/98              161,000             $0.05
John Rice                                        12/07/98               21,500             $0.05
Kenneth Mallen                                   12/07/98               25,000             $0.05
Mark Thompson                                    12/07/98               37,000             $0.05
Melinda Santucci                                 12/07/98                1,000             $0.05
Michael Damon                                    12/07/98              105,000             $0.05
Nick Bulaich                                     12/07/98               22,000             $0.05
Paul Valdez                                      12/07/98               12,000             $0.05
Randy Munroe                                     12/07/98               12,500             $0.05
Robert Boudreau                                  12/07/98                2,750             $1.00
Stephen Lee                                      12/07/98              264,000             $0.05
William Wright                                   12/07/98              100,000             $0.05
George Lanning                                   12/07/98               95,500             $0.05
Maurice Malone                                   12/07/98                5,000             $0.05
Angela Grieco                                    12/25/98               13,500             $1.00
Christy Underwood                                12/25/98                1,250             $1.00
Daren Hayhurst                                   12/25/98                8,000             $1.00
Eva Candelas                                     12/25/98                3,000             $1.00
Gayle Bratton                                    12/25/98                1,250             $1.00
Gillette Pilialoha                               12/25/98                  500             $1.00
Guy Nesbit                                       12/25/98                2,750             $1.00
Irene Rivera                                     12/25/98                2,000             $1.00
Jolene Arnold                                    12/25/98                  500             $1.00
Lori Oliver                                      12/25/98                8,250             $1.00

                NAME OF OPTIONEE              DATE OF OPTION     NUMBER OF OPTIONS    EXERCISE PRICE
                                                  GRANT
Manny Ynclino                                    12/25/98                1,250             $1.00
Marissa Reyna                                    12/25/98                  500             $1.00
Pat Watts                                        12/25/98                2,750             $1.00
Rebecca Schlanert                                12/25/98                  750             $1.00
Richard Maynard                                  12/25/98                5,000             $1.00
Ron York                                         12/25/98                5,000             $1.00
Susan Cohen                                      12/25/98               20,000             $0.50
Amie Webb                                        12/25/98                  500             $1.00
Don Coltrain                                     12/25/98               50,000             $0.01
Donnie Price                                     12/25/98               50,000             $0.50
Jeff Bailey                                      12/25/98               50,000             $0.50
Alejandro Sanchez                                12/25/98                  500             $1.00
Alfred Cortez                                    12/25/98                3,000             $1.00
Andrea Dunford                                   12/25/98                2,000             $1.00
Anthony D'Aquila                                 12/25/98               50,000             $1.00
Betty Valletos                                   12/25/98                1,250             $1.00
Brenda Esparza                                   12/25/98                2,500             $1.00
Brian Gale                                       12/25/98                9,500             $1.00
Clark Chester                                    12/25/98                  500             $1.00
Connie Ashworth                                  12/25/98                3,250             $1.00
Connie Masi                                      12/25/98                3,000             $1.00
Craig Tovatt                                     12/25/98                5,000             $1.00
Danielle Deveau                                  12/25/98                1,000             $1.00
Dugan McKinley                                   12/25/98                  500             $1.00
Ed Toledo                                        12/25/98                7,000             $1.00
Edward Rodriguez                                 12/25/98                  250             $1.00
Elyse Ludwick                                    12/25/98                1,000             $1.00
Gil Holmes                                       12/25/98               52,840             $0.01
Jaime Sterling                                   12/25/98                1,250             $1.00
Jane Krznaric                                    12/25/98                2,000             $1.00
Janet McZeal                                     12/25/98                1,250             $1.00
Jennifer Cortez                                  12/25/98                1,750             $1.00
Jenny McDonald                                   12/25/98                8,000             $1.00
Josh Ramsey                                      12/25/98                1,750             $1.00
Karen Raker                                      12/25/98                8,000             $1.00
Kelly Amado                                      12/25/98                1,250             $1.00
Lorena Bolido                                    12/25/98                2,250             $1.00
Manny Kirby                                      12/25/98                1,000             $1.00
Marcella Lendvai                                 12/25/98                  750             $1.00
Maria Botello                                    12/25/98                7,500             $1.00
Monique McDade                                   12/25/98                1,500             $1.00
Pamela Gordon                                    12/25/98                3,500             $1.00
Pat Peay                                         12/25/98                  750             $1.00
Robert Sutter                                    12/25/98                  500             $1.00
Ron Hartman                                      12/25/98                2,250             $1.00
Ruben Cano                                       12/25/98                7,750             $1.00
Salley Tierney                                   12/25/98                  500             $1.00
Sam Stevens                                      12/25/98                2,250             $1.00
Teri Smith                                       12/25/98                  750             $1.00
Terry Kennedy                                    12/25/98                  250             $1.00
Yasemin Degele                                   12/25/98                  500             $1.00
David Reed                                       12/25/98               30,000             $0.50

                NAME OF OPTIONEE              DATE OF OPTION     NUMBER OF OPTIONS    EXERCISE PRICE
                                                  GRANT
Eric Juarez                                      12/25/98               50,000             $0.50
Avelina Blackman                                 12/25/98                2,000             $1.00
Justin Mays                                      12/25/98                1,000             $1.00
Kevin Lutz                                       12/25/98                1,000             $0.05
Van Tyus                                         12/25/98                1,000             $1.00
Christina Schween                                12/25/98                1,500             $1.00
Heath McCall                                     12/25/98                  750             $1.00
Lisa Stitt                                       12/25/98                  250             $1.00
Shelby Dworaczyk                                 12/25/98                6,500             $1.00
Meeka Brown                                      12/25/98                2,500             $1.00